Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Jrsis Health Care Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Post-Effective Amendment No. 2 to Form S-1 (No. 333-224703) of Jrsis Health Care Corporation (“the Company”) of our report dated June 16, 2020 included in its Annual Report on Form 10-K (No. 001-36758) dated June 16, 2020 relating to the financial statements and financial statement schedules of the Company as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2019.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Certified Public Accountants

Hong Kong, China

August 21, 2020